Exhibit 99.2

Eastside Distilling, LLC

Condensed Interim Balance Sheets

September 30, 2014 and December 31, 2013

	September 30	December 31
	2014	2013
	(unaudited)	(1)
Assets
Current assets
Cash	$16,307	$29,784
Accounts receivable	49,014	63,177
Inventories	223,655	59,051
Total current assets	288,976	152,012
Property and equipment - net	24,550	22,395
Deposit	48,000	-
Total Assets	$361,526	$174,407

Liabilities and Members’ Equity (Deficit)
Current liabilities
Accounts payable	$261,969	$13,506
Accrued liabilities	49,540	10,086
Deferred revenue	-	15,356
Due to related party	18,632	-
Current portion of notes payable	149,980	2,301
Total current liabilities	480,121	41,249
Notes payable, less current portion	-	30,000
Total liabilities	480,121	71,249
Members’ equity (deficit)	(118,595)	103,158
Total Liabilities and Members’ Equity (Deficit)	$361,526	$174,407

(1) Derived from the Company's December 31, 2013 audited financial statements

See notes to unaudited condensed interim financial statements.

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Eastside Distilling, LLC

Condensed Interim Statements of Operations

(unaudited)

	For the Nine Months Ended
	September 30	September 30
	2014	2013
Sales	$738,639	$574,404
Less excise taxes	127,936	86,121
Net sales	610,703	488,283
Cost of sales	290,036	220,429
Gross profit	320,667	267,854
Selling, general and administrative expenses	584,447	256,400
(Loss) Income From Operations	(263,780)	11,454
Other expenses
Interest expense	3,308	1,164
Total other expenses	3,308	1,164
Net (Loss) Income	$(267,088)	$10,290

See notes to unaudited condensed interim financial statements.

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Eastside Distilling, LLC

Condensed Interim Statement of Changes in Members’ Equity

(unaudited)

For the Nine Months Ended September 30, 2014
Balance, December 31, 2013	$103,158
Distributions to members	(1,518)
Conversion of notes payable to equity	46,853
Net loss	(267,088)
Balance, September 30, 2014	$(118,595)

See notes to unaudited condensed interim financial statements.

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Eastside Distilling, LLC

Condensed Interim Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	September 30	September 30
	2014	2013
Cash Flows From Operating Activities
Net (loss) income	$(267,088)	$10,290
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities
Depreciation and amortization expense	3,071	1,793
Changes in operating assets and liabilities
Accounts receivable	14,163	14,984
Inventories	(164,604)	(3,322)
Prepaid expenses	-	2,567
Deposit	(48,000)	-
Accounts payable	248,463	27,866
Accrued liabilities	39,454	(27,257)
Deferred revenue	(15,356)	(24,760)
Due to related party	18,632	-
Net cash (used) provided by operating activities	(171,265)	2,161
Cash Flows From Investing Activities
Purchases of property and equipment	(5,226)	(5,279)
Net cash used by investing activities	(5,226)	(5,279)
Cash Flows From Financing Activities
Proceeds from notes payable	169,980	10,000
Payments of principal on notes payable	(5,448)	(4,010)
Distributions to members	(1,518)	(3,999)
Buyout of member	-	(10)
Net cash provided by financing activities	163,014	1,981
Net Decrease in Cash	(13,477)	(1,137)
Cash - beginning of period	29,784	23,045
Cash - End of Period	$16,307	$21,908
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$1,067	$1,164

Supplemental Disclosure of Non-Cash Financing Activity
Conversion of notes payable to equity	$46,853	$-

See notes to unaudited condensed interim financial statements.

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Eastside Distilling, LLC

Notes to Unaudited Condensed Interim Financial Statements

September 30, 2014

1.	Basis of Presentation

The accompanying unaudited condensed interim financial statements of Eastside Distilling, LLC ("the Company" or "Eastside") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and, therefore, do not include all disclosures necessary for a complete presentation of financial condition, results of operations, and cash flows in conformity with GAAP. However, all adjustments which are, in the opinion of management, necessary for a fair presentation of the interim financial statements have been included. All such adjustments are of a normal recurring nature. The unaudited financial statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 2013, which were issued on October 8, 2014. The unaudited results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2014. Notes to the unaudited financial statements which would substantially duplicate the disclosures required in the Company's 2013 audited financial statements have been omitted.

2.	Liquidity

The Company has cash on hand of $16,307 and a negative working capital of $191,145 at September 30, 2014. The Company intends to aggressively grow revenues and will require additional capital. Although management recognizes that it may need to raise additional funds in the future, there can be no assurance that such financing will be successful or that, in the event that they are successful, the terms and conditions of such financing will not be unfavorable. Any failure to obtain additional financing will have a material adverse effect upon the Company and will likely result in a substantial reduction in the scope of the Company’s operations. The Company’s ultimate success depends on its ability to achieve profitable operations and generate cash flows from operations. There can be no assurance that the Company will maintain profitable operations.

3.	Inventories

Inventories consist of the following at September 30, 2014 and December 31, 2013:

	2014	2013
Raw materials	$124,060	$17,129
Finished goods	99,595	41,922
Total	$223,655	$59,051

4.	Property and Equipment

Property and equipment consists of the following at September 30, 2014 and December 31, 2013:

	2014	2013
Furniture and fixtures	$27,942	$22,716
Leasehold improvements	5,487	5,487
Total cost	33,429	28,203
Less accumulated depreciation	(8,879)	(5,808)
Property and equipment - net	$24,550	$22,395

Depreciation and amortization expense totaled $3,071 and $1,793 for the nine months ended September 30, 2014 and 2013, respectively.

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Eastside Distilling, LLC

Notes to Unaudited Condensed Interim Financial Statements

September 30, 2014

5.	Notes Payable

Notes payable consists of the following at September 30, 2014 and December 31, 2013:

	2014	2013
Unsecured note payable bearing interest at 7.00%. The note is payable in monthly interest only payments from May 1, 2012 to May 1, 2013, followed by principal and interest payments through May 1, 2015. Paid in full during 2014.	$-	$2,301

Unsecured note payable bearing interest at 6.00%. The note is payable in monthly principal plus interest payments of $1,079 beginning March 1, 2014, maturing September 2016. The note payable was considered paid in full with the transfer of 100,000 restricted shares in August 2014 (see note 7).	-	30,000

Note payable to Eurocan Holdings Ltd. bearing interest at 5.00%. Principal and interest are due June 2015. Note is secured by all assets of the Company.	149,980	-

Total notes payable	149,980	32,301
Less current portion	(149,980)	(2,301)
Long-term portion of notes payable	$-	$30,000

6.	Operating Leases

The Company leases its warehouse and tasting room space under an operating lease agreement which expires in March 2015. Monthly rent expense ranged from $1,392 to $1,460 during the nine months ended September 30, 2014 and 2013. At September 30, 2014, future minimum lease payments required under this operating lease are approximately $8,800.

In July 2014, the Company leased an additional warehouse space in Portland, Oregon. The lease term runs through October 2020 with an option to extend for an additional five years after the end of the initial term. Monthly rentals range from $6,000 to $24,000 after a $90,000 rental prepayment due in November 2014 and a period of free rent from November 2014 through January 2015. The lease is guaranteed by a member of the Company and its chief executive officer. At September 30, 2014, future minimum lease payments required under this operating lease are $1,500,000.

Total rent expense was approximately $52,000 and 12,000 for the nine months ended September 30, 2014 and 2013, respectively.

7.	Subsequent Events

In May 2014, the Company entered into an additional unsecured note payable agreement for $20,000, bearing interest at 6.00%. In June 2014, the Company agreed to transfer 100,000 restricted shares of the Company's stock to the holder of the unsecured notes payable (see note 5) no later than October 30, 2014 in full satisfaction of the notes payable. In August 2014, the unpaid principal balance of the unsecured notes payable totaling $46,853 was converted to equity.

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Eastside Distilling, LLC

Notes to Unaudited Condensed Interim Financial Statements

September 30, 2014

On October 31, 2014, Eurocan Holdings Ltd. (“Eurocan”) consummated the acquisition (the “Acquisition”) of Eastside pursuant to an Agreement and Plan of Merger (the “Agreement”) by and among Eurocan, Eastside, and Eastside Distilling, Inc., Eurocan's wholly-owned subsidiary. Pursuant to the Agreement, Eastside merged with and into Eastside Distilling, Inc. The merger consideration for the acquisition consisted of 32,000,000 shares (the “Shares”) of Eurocan's common stock. In addition, certain of Eurocan's stockholders cancelled an aggregate of 24,910,000 shares of Eurocan's common stock held by them. As a result, on October 31, 2014, Eurocan had 40,000,000 shares of common stock issued and outstanding, of which 32,000,000 shares were held by the former members of Eastside. Consequently, for accounting purposes, the transaction will be accounted for as a reverse acquisition, with Eastside as the acquirer. Subsequent to the consummation of the transaction, the historical financial statements of Eastside will become the historical financial statements of the combined company and the assets and liabilities of Eurocan will be accounted for as required under the purchase method of accounting. The results of operations of Eurocan will be included in Eastside's financial statements from the closing date of acquisition.

On December 31, 2014, the Company completed an offering of 5,512,500 shares of common stock at a price of $0.40 per share for an aggregate purchase price of $2,205,000. The Company's CEO purchased 37,500 shares of common stock for $15,000 in the offering.

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